Exhibit 23(j)(12)

134 MEETING STREET, THIRD FLOOR (29401-2240) POST OFFICE BOX 340 (29402-0340) CHARLESTON, SOUTH CAROLINA TELEPHONE 843.722.3366 FACSIMILE 843.722.2266 WEBSITE www.hsblawfirm.com

January 8, 2008

Seligman Municipal Fund Series, Inc.

100 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

With respect to Post-Effective Amendment No. 46 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, for Seligman Municipal Fund Series, Inc., on behalf of its South Carolina Municipal Fund, we have reviewed the material with respect to South Carolina Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

We consent to the filing of this consent as an exhibit to the Registration Statement of Seligman Municipal Fund Series, Inc. and to the reference to us under the heading “South Carolina Taxes.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Haynsworth Sinkler Boyd, P.A.
Haynsworth Sinkler Boyd, P.A.